Exhibit 99.1

November 7, 2011

BroadSoft Reports Record Third Quarter 2011 Financial Results

GAITHERSBURG, MD, November 7, 2011 – BroadSoft, Inc. (NASDAQ:BSFT), the leading global provider of Internet protocol-based, or IP-based, communications services to the telecommunications industry, today announced record third quarter and nine months revenue and profitability for the period ended September 30, 2011.

Financial Highlights For the Third Quarter of 2011

•	Total revenue increased 60% year-over-year to $35.7 million

•	GAAP gross profit increased to 83% of total revenue; non-GAAP gross profit increased to 84% of total revenue

•	GAAP income from operations increased to $9.2 million or 26% of revenue; non-GAAP income from operations increased to $11.3 million or 32% of revenue

•

GAAP diluted EPS increased to $0.26 per common share compared to GAAP EPS of $0.05 per share in the third quarter of 2010; non-GAAP diluted EPS increased to $0.38 per common share compared to $0.08 per share in the third quarter of 2010

Results for the three months ended September 30, 2011

Total revenue rose to $35.7 million in the third quarter of 2011, an increase of 60% compared to $22.3 million in the third quarter of 2010.

Net income for the third quarter of 2011 was $7.3 million, or $0.26 per diluted common share, compared to net income of $1.2 million, or $0.05 per basic and diluted share in the third quarter of 2010.

On a non-GAAP basis, net income in the third quarter of 2011 was $10.5 million, or $0.38 per diluted share, compared to non-GAAP net income of $2.2 million, or $0.08 per diluted share, in the third quarter of 2010. A reconciliation of non-GAAP and GAAP results is included in the financial tables below.

Management Commentary

“We believe our third quarter results demonstrate the significant value offered by our hosted unified communications applications,” said Michael Tessler, president and chief executive officer, BroadSoft. “To further strengthen the offerings of our service provider customers, we recently announced BroadTouch, a simple and intuitive user experience interface that enables end users to harness the combined power of BroadWorks and BroadCloud services. Moreover, we expanded our solutions in both the business and consumer segments with the acquisitions of iLinc and Movial Applications.”

“We are very pleased to report record third quarter results, which were driven by broad-based demand from our service provider customers, highlighted by a sizeable order for our newly updated hosted call center applications,” said Jim Tholen, chief financial officer, BroadSoft. “Our margins and profitability rose to near record levels as our non-GAAP income from operations advanced to 32% of total revenue during the third quarter. In addition, we generated $9.9 million in cash flow from operations and ended the quarter with cash, cash equivalents and investments totaling $192 million.”

Results for the nine months ended September 30, 2011

Total revenue was $97.5 million for the first nine months of 2011, an increase of 63% compared to $59.8 million for the first nine months of 2010.

Net income for the first nine months of 2011 was $26.8 million, or $0.96 per diluted share, compared to a net loss of $3.2 million, or $(0.24) per basic and diluted share in the first nine months of 2010. In addition, GAAP results for the nine months ended September 30, 2011 included an income tax benefit of $10.0 million, or $0.36 per diluted common share, resulting from the release of a tax valuation allowance.

On a non-GAAP basis, net income in the first nine months of 2011 was $23.8 million, or $0.85 per diluted share, compared to a non-GAAP net loss of $0.4 million, or $(0.02) per basic and diluted share in the first nine months of 2010. A reconciliation of non-GAAP and GAAP results is included in the financial tables below.

Guidance

For the fourth quarter of 2011, BroadSoft anticipates revenue of $36.0 to $38.0 million. For the fourth quarter, the Company expects to achieve earnings on a non-GAAP basis of $0.23 to $0.30 per diluted share, and on a GAAP basis of $0.17 to $0.24 per diluted share. GAAP results include an estimated income tax benefit of $0.06 per diluted common share resulting from the release of a tax valuation allowance.

For the full year 2011, BroadSoft is increasing its guidance and now expects revenue of $133.0 to $135.0 million, reflecting growth of 39% to 41% over 2010 revenue of $95.6 million. The Company anticipates full year 2011 earnings on a non-GAAP basis of $1.08 to $1.15 per diluted common share and on a GAAP basis of $1.12 to $1.19 per diluted common share.

The fourth quarter and full year GAAP and non-GAAP expectations include the impact of the Company’s recent acquisitions of iLinc Communications, Inc. and Movial Applications Oy, which closed on September 30, 2011 and October 21, 2011, respectively. As part of the guidance above, the Company expects these acquisitions to contribute an aggregate of approximately $1 million in revenue for the fourth quarter of 2011.

Conference Call

BroadSoft will discuss its third quarter results and business outlook today via teleconference at 8:00 a.m. Eastern Time. To participate in the teleconference, callers can dial the toll free number 1-877-312-5517 (U.S. callers only) or +1-760-666-3772 (from outside the U.S.). The conference call can also be heard live via audio webcast at http://investors.broadsoft.com/events.cfm. To help ensure the conference begins on time, please dial in or connect via the web five minutes prior to the scheduled start time.

For those unable to participate in the live call, an audio replay will be available between 11:00 a.m. Eastern Time November 7, 2011 and 11:59 p.m. Eastern Time November 24, 2011 by calling 1-800-642-1687 or +1-706-645-9291, with Conference ID 14326033. A recording of the call will be available two hours following the conclusion of the call at http://investors.broadsoft.com until December 7, 2011.

BroadSoft has provided in this release, and will provide on this morning’s teleconference, financial information that has not been prepared in accordance with generally accepted accounting principles, or GAAP. BroadSoft uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating BroadSoft’s ongoing operational performance. BroadSoft’s management regularly uses these non-GAAP financial measures to understand and manage its business and believes that these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s performance by excluding certain non-cash expenses, and may include additional adjustments for items that are infrequent in nature. BroadSoft believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in BroadSoft’s industry, many of which present similar non-GAAP financial measures to investors. A reconciliation of the non-GAAP financial measures included in this release and to be discussed on this morning’s teleconference to the most directly comparable GAAP financial measures is set forth below.

Non-GAAP net income (loss) and net income (loss) per share. BroadSoft defines non-GAAP net income (loss) as net income (loss) plus stock-based compensation expense, amortization expense for acquired intangible assets and non-cash interest expense on the Company’s convertible notes, less tax benefit related to valuation allowance release. BroadSoft defines non-GAAP income (loss) per share as non-GAAP net income (loss) divided by the weighted average shares outstanding. Also, in calculating non-GAAP net loss per share for the three and nine months ended September 30, 2010, BroadSoft adjusted the GAAP weighted average shares outstanding to include shares of redeemable convertible preferred stock on an “as-if-converted to common stock” basis. BroadSoft considers these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of certain non-cash expenses so that management and investors can compare BroadSoft’s core business operating results over multiple periods.

Non-GAAP gross margin, license gross margin and maintenance and services gross margin. BroadSoft defines non-GAAP gross margin as gross margin plus stock-based compensation expense and amortization expense for acquired intangible assets. BroadSoft considers non-GAAP gross margin to be a useful metric for management and our investors because it excludes the effect of certain non-cash expenses so that management and its investors can compare BroadSoft’s sales margins over multiple periods. Where BroadSoft provides further breakdown of non-GAAP gross margin between license and maintenance services, the Company adds back the stock-based compensation expense and amortization expense, as applicable, to the related gross margin.

Non-GAAP income (loss) from operations. BroadSoft defines non-GAAP income (loss) from operations as income (loss) from operations plus stock-based compensation expense and amortization expense for acquired intangible assets. BroadSoft considers non-GAAP income (loss) from operations to be a useful metric for management and investors because it excludes the effect of certain non-cash expenses so that management and investors can compare BroadSoft’s core business operating results over multiple periods. Where BroadSoft provides further breakdown of non-GAAP operating expenses for sales and marketing, research and development and general and administrative, the Company deducts stock-based compensation expense included in the applicable expense item.

The presentation of non-GAAP net income (loss), non-GAAP net income (loss) per share, non-GAAP gross margin, non-GAAP income (loss) from operations and other non-GAAP financial measures in this release and on this morning’s teleconference is not meant to be a substitute for “net income (loss),” “net income (loss) per share,” “gross margin,” “income (loss) from operations” or other financial measures presented in accordance with GAAP, but rather should be evaluated in conjunction with such data. BroadSoft’s definition of “non-GAAP net income (loss),” “non-GAAP net income (loss) per share,” “non-GAAP gross margin,” “non-GAAP income (loss) from operations” and other non-GAAP financial measures may differ from similarly titled non-GAAP measures used by other companies and may differ from period to period. In reporting non-GAAP measures in the future, management may make other adjustments for expenses and gains that it does not consider reflective of core operating performance in a particular period and may modify “non-GAAP net income (loss),” “non-GAAP net income (loss) per share,” “non-GAAP gross margin,” “non-GAAP income (loss) from operations” and such other non-GAAP measures by excluding these expenses and gains.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by their use of terms and phrases such as “anticipate,” “enable,” “expect,” “will,” “believe” and other similar terms and phrases, and such forward-looking statements include, but are not limited to, the statements regarding the Company’s future financial performance set forth under the heading “Guidance.” The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements, including, but not limited to: the Company’s dependence on the success of BroadWorks® and on its service provider customers to sell services using its applications; claims that the Company infringes the intellectual property rights of others; the Company’s dependence in large part on service providers’ continued deployment of, and investment in, their IP-based networks; and the Company’s ability to expand its product offerings, as well as those factors contained in the “Risk Factors” section of the Company’s Form 10-Q for the quarter ended September 30, 2011 filed with the Securities and Exchange Commission, or SEC, on November 7, 2011, and in the Company’s other filings with the SEC. All information in this release is as of November 7, 2011. Except as required by law, the Company undertakes no obligation to update publicly any forward-looking statement made herein for any reason to conform the statement to actual results or changes in the Company’s expectations.

About BroadSoft

BroadSoft provides software that enables fixed-line, mobile and cable service providers to deliver voice and multimedia services over their IP-based networks. The Company’s software, BroadWorks, enables service providers to provide enterprises and consumers with a range of cloud-based, or hosted, IP multimedia communications, such as hosted IP private branch exchanges, video calling, unified communications, collaboration and converged mobile and fixed-line services.

Financial Statements

The financial statements set forth below are not the complete set of the Company’s financial statements for the quarter and are presented below without footnotes. Readers are encouraged to obtain and carefully review BroadSoft’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, including all financial statements contained therein and the footnotes thereto, when it is filed with the SEC. Once filed with the SEC, the Form 10-Q may be retrieved from the SEC’s website at www.sec.gov or from BroadSoft’s website at www.broadsoft.com.

Contact Information

For further information contact:

Investor Relations:

Monica Gould

+1-212-871-3927

monica@blueshirtgroup.com

Industry Analyst / Media Relations:

Elaine Myada

+1-240-720-9558

emyada@broadsoft.com

Brian Lustig

+1-301-775-6203

brian@lustigcommunications.com

BroadSoft, Inc.

Condensed Consolidated Balance Sheets

(unaudited)

	September 30, 2011	December 31, 2010
	(In thousands, except share and per share data)
Assets:
Current assets:
Cash and cash equivalents	$85,825	$47,254
Short-term investments	78,919	13,703
Accounts receivable, net of allowance for doubtful accounts of $100 and $38 at September 30, 2011 and December 31, 2010, respectively	33,613	40,491
Deferred tax asset	19,819	—
Other current assets	5,359	4,866

Total current assets	223,535	106,314

Long-term assets:
Property and equipment, net	4,119	3,590
Long-term investments	27,177	4,970
Restricted cash	937	972
Intangible assets, net	7,583	3,709
Goodwill	11,490	6,226
Other long-term assets	3,160	1,575

Total long-term assets	54,466	21,042

Total assets	$278,001	$127,356

Liabilities and stockholders’ equity:
Current liabilities:
Accounts payable and accrued expenses	$12,987	$12,439
Notes payable and bank loans, current portion	864	1,170
Deferred revenue, current portion	48,084	57,437

Total current liabilities	61,935	71,046

Convertible senior notes	80,609	—
Notes payable and bank loans	—	800
Deferred revenue, net of current portion	1,920	1,827
Deferred tax liability	6,922	—
Other long-term liabilities	1,045	1,138

Total liabilities	152,431	74,811

Stockholders’ equity:

Preferred stock, $0.01 par value per share; 5,000,000 shares authorized at September 30, 2011 and December 31, 2010; no shares issued and outstanding at September 30, 2011 and December 31, 2010	—	—
Common stock, par value $0.01 per share; 100,000,000 shares authorized at September 30, 2011 and December 31, 2010; 27,006,421 and 25,452,227 shares issued and outstanding at September 30, 2011 and December 31, 2010, respectively	270	255
Additional paid-in capital	189,226	142,508
Accumulated other comprehensive loss	(2,275)	(1,736)
Accumulated deficit	(61,651)	(88,482)

Total stockholders’ equity	125,570	52,545

Total liabilities and stockholders’ equity	$278,001	$127,356

BroadSoft, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
	(In thousands, except per share data)
Revenue:
Licenses	$17,414	$12,876	$51,807	$32,215
Maintenance and services	18,266	9,396	45,706	27,633

Total revenue	35,680	22,272	97,513	59,848

Cost of revenue:
Licenses	1,275	1,373	3,896	3,616
Maintenance and services	4,568	3,329	13,518	10,556
Amortization of intangibles	236	186	726	571

Total cost of revenue	6,079	4,888	18,140	14,743

Gross profit	29,601	17,384	79,373	45,105

Operating expenses:
Sales and marketing	8,581	7,789	26,142	22,601
Research and development	6,587	4,787	20,133	14,230
General and administrative	5,269	3,349	14,151	10,236

Total operating expenses	20,437	15,925	60,426	47,067

Income (loss) from operations	9,164	1,459	18,947	(1,962)

Other expense, net:	1,543	13	1,714	874

Income (loss) before income taxes	7,621	1,446	17,233	(2,836)
Provision for (benefit from) income taxes	276	237	(9,598)	363

Net income (loss)	$7,345	$1,209	$26,831	$(3,199)

Net income (loss) per common share available to BroadSoft, Inc. common stockholders:
Basic	$0.27	$0.05	$1.01	$(0.24)
Diluted	$0.26	$0.05	$0.96	$(0.24)

Weighted average common shares outstanding:
Basic	26,953	24,688	26,447	13,369
Diluted	27,935	26,646	27,839	13,369

Stock-based compensation expense included above:
Cost of revenue	$287	$63	$564	$155
Sales and marketing	466	239	1,215	604
Research and development	506	196	1,263	463
General and administrative	631	324	1,851	984

Summary of Consolidated Cash Flow Activity

(unaudited)

	Nine Months Ended September 30,
	2011	2010

Net cash provided by operating activities	21,887	10,392
Net cash used in investing activities	(100,869)	(2,665)
Net cash provided by financing activities	117,614	(4,341)

BroadSoft, Inc.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

	Three Months Ended September 30,		Three Months Ended	Nine Months Ended September 30,
	2011	2010	June 30, 2011	2011	2010
	(In thousands)

Non-GAAP gross profit:
GAAP gross profit	$29,601	$17,384	$25,948	$79,373	$45,105
(percent of total revenue)	83%	78%	81%	81%	75%
Plus:
Stock-based compensation expense	287	63	211	564	155
Amortization of acquired intangible assets	236	186	251	726	571

Non-GAAP gross profit	$30,124	$17,633	$26,410	$80,663	$45,831

(percent of total revenue)	84%	79%	82%	83%	77%

GAAP license gross profit	$15,903	$11,317	$17,606	$47,185	$28,028
(percent of related revenue)	91%	88%	92%	91%	87%
Plus:
Stock-based compensation expense	110	21	62	203	69
Amortization of acquired intangible assets	236	186	251	726	571

Non-GAAP license gross profit	$16,249	$11,524	$17,919	$48,114	$28,668

(percent of related revenue)	93%	89%	93%	93%	89%

GAAP maintenance and services gross profit	$13,698	$6,067	$8,342	$32,188	$17,077
(percent of related revenue)	75%	65%	64%	70%	62%
Plus:
Stock-based compensation expense	177	42	149	361	86

Non-GAAP maintenance and services gross profit	$13,875	$6,109	$8,491	$32,549	$17,163

(percent of related revenue)	76%	65%	65%	71%	62%

BroadSoft, Inc.

Reconciliation of Non-GAAP Financial Measures (continued)

(Unaudited)

	Three Months Ended September 30,		Three Months Ended	Nine Months Ended September 30,
	2011	2010	June 30, 2011	2011	2010
	(In thousands)

Non-GAAP income from operations:
GAAP income (loss) from operations	$9,164	$1,459	$5,645	$18,947	$(1,962)
(percent of total revenue)	26%	7%	18%	19%	(3)%
Plus:
Stock-based compensation expense	1,890	822	1,901	4,893	2,206
Amortization of acquired intangible assets	236	186	251	726	571

Non-GAAP income from operations	$11,290	$2,467	$7,797	$24,566	$815

(percent of total revenue)	32%	11%	24%	25%	1%

GAAP operating expense	$20,437	$15,925	$20,303	$60,426	$47,067

Less:
Stock-based compensation expense	1,603	759	1,690	4,329	2,051

Non-GAAP operating expense	$18,834	$15,166	$18,613	$56,097	$45,016

(as percent of total revenue)	53%	68%	58%	58%	75%

GAAP sales and marketing expense	$8,581	$7,789	$9,077	$26,142	$22,601

Less:
Stock-based compensation expense	466	239	415	1,215	604

Non-GAAP sales and marketing expense	$8,115	$7,550	$8,662	$24,927	$21,997

(as percent of total revenue)	23%	34%	27%	26%	37%

GAAP research and development expense	$6,587	$4,787	$6,730	$20,133	$14,230

Less:
Stock-based compensation expense	506	196	510	1,263	463

Non-GAAP research and development expense	$6,081	$4,591	$6,220	$18,870	$13,767

(as percent of total revenue)	17%	21%	19%	19%	23%

GAAP general and administrative expense	$5,269	$3,349	$4,496	$14,151	$10,236

Less:
Stock-based compensation expense	631	324	765	1,851	984

Non-GAAP general and administrative expense	$4,638	$3,025	$3,731	$12,300	$9,252

(as percent of total revenue)	13%	14%	12%	13%	15%

BroadSoft, Inc.

Reconciliation of Non-GAAP Financial Measures (continued)

(Unaudited)

	Three Months Ended September 30,		Three Months Ended	Nine Months Ended September 30,
	2011	2010	June 30, 2011	2011	2010
	(In thousands, except per share data)

Non-GAAP net income (loss) and income (loss) per share:
GAAP net income (loss)	$7,345	$1,209	$15,791	$26,831	$(3,199)

Adjusted for:
Stock-based compensation expense	1,890	822	1,901	4,893	2,206
Amortization of acquired intangible assets	236	186	251	726	571
Non-cash interest expense on our convertible notes	1,159	—	172	1,331	—
Tax benefit related to valuation allowance release	(84)	—	(9,926)	(10,010)	—

Non-GAAP net income (loss)	$10,546	$2,217	$8,189	$23,771	$(422)

GAAP net income (loss) per basic common share	$0.27	$0.05	$0.59	$1.01	$(0.24)

Adjusted for:
Adjustment for preferred stock conversion (1)	—	—	—	—	0.09
Stock-based compensation expense	0.07	0.03	0.07	0.19	0.10
Amortization of acquired intangible assets	0.01	0.01	0.01	0.03	0.03
Non-cash interest expense on our convertible notes	0.04	—	0.01	0.05	—
Tax benefit related to valuation allowance release	(0.00)	—	(0.37)	(0.38)	—

Non-GAAP net income (loss) per basic common share	$0.39	$0.09	$0.31	$0.90	$(0.02)

GAAP net income per diluted common share (2)	$0.26	$0.05	$0.57	$0.96

Adjusted for:
Stock-based compensation expense	0.07	0.03	0.06	0.17
Amortization of acquired intangible assets	0.01	—	0.01	0.03
Non-cash interest expense on our convertible notes	0.04	—	0.01	0.05
Tax benefit related to valuation allowance release	—	—	(0.36)	(0.36)

Non-GAAP net income per diluted common share	$0.38	$0.08	$0.29	$0.85

Non-GAAP weighted average shares outstanding: (3)
GAAP weighted average shares outstanding					13,369

Adjusted for:
Adjustment for convertible preferred stock conversion					8,119

Non-GAAP weighted average shares outstanding					21,488

(1)	For purposes of the calculation of non-GAAP net loss per basic and diluted common share for the nine months ended September 30, 2010, GAAP weighted average shares outstanding was adjusted as if the conversion of all shares of redeemable convertible preferred stock into common stock occurred at the beginning of the period.
(2)	Net income (loss) per diluted common share for the nine months ended September 30, 2010 is not presented because the effect of the share equivalents is anti-dilutive given the Company’s losses for this period. As a result, non-GAAP net loss per diluted common share is equal to non-GAAP net loss per basic common share for the period.
(3)	For the calculation of GAAP weighted average shares outstanding, the shares of common stock underlying shares of redeemable convertible preferred stock were not included for the period prior to the Company’s initial public offering of its common stock, whereas for the non-GAAP weighted average shares outstanding, the conversion of all shares of redeemable convertible preferred stock was assumed to have occurred at the beginning of the period.

BroadSoft, Inc.

Reconciliation of Expected Non-GAAP Financial Measures

(Unaudited)

Guidance

	Three Months Ending December 31, 2011		Year Ending December 31, 2011
	Low End	High End	Low End	High End
	(In thousands, except per share data)

Non-GAAP net income:

GAAP net income	$4,900	$6,700	$31,400	$33,300

Adjusted for:
Stock-based compensation expense	1,900	1,900	6,800	6,800
Amortization of acquired intangible assets	250	250	1,000	1,000
Non-cash interest expense on our convertible notes	1,200	1,200	2,600	2,600
Tax benefit related to valuation allowance release	(1,600)	(1,600)	(11,610)	(11,610)

Non-GAAP net income	$6,650	$8,450	$30,190	$32,090

Non-GAAP net income per share:

GAAP net income per diluted common share	$0.17	$0.24	$1.12	$1.19

Adjusted for:
Stock-based compensation expense	0.07	0.07	0.24	0.24
Amortization of acquired intangible assets	0.01	0.01	0.04	0.04
Non-cash interest expense on our convertible notes	0.04	0.04	0.09	0.09
Tax benefit related to valuation allowance release	(0.06)	(0.06)	(0.41)	(0.41)

Non-GAAP net income per diluted common share	$0.23	$0.30	$1.08	$1.15